news release

FOR RELEASE:
June 26, 2007

NASDAQ: SNIC

Sonic Solutions Receives Notice from NASDAQ Due to Inability to timely file Form 10-K

Novato, California (June 26, 2007) - Sonic Solutions® (NASDAQ: SNIC) today announced it had received, as expected, an additional notice of non-compliance from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) on June 20, 2007 due to Sonic’s failure to timely file its Annual Report on Form 10-K (the “2007 10-K”) for its fiscal year ended March 31, 2007 (the “Additional Staff Determination”), as required by NASDAQ Marketplace Rule 4310(c)(14).

As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee of Sonic’s board of directors and Sonic’s management have preliminarily concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and Sonic's board of directors, has determined that Sonic's annual and interim financial statements may no longer be relied upon.

Sonic believes it will have to record additional non-cash charges for stock-based compensation expense and restate its previous financial statements, and that such charges will be material. Sonic is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

As previously announced, Sonic received prior notices of non-compliance from the Staff based upon Sonic's failure to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (the “Third Quarter 10-Q”), as required by NASDAQ Marketplace Rule 4310(c)(14), and for failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006 on or before March 31, 2007 as required by NASDAQ Marketplace Rules 4350(e) and 4350(g). On March 22, 2007, Sonic appeared at a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to present its plan for regaining compliance with the NASDAQ listing requirements. As previously announced, on April 23, 2007, Sonic received a letter from the Panel notifying Sonic that the Panel had granted Sonic’s request for continued listing of its securities on The Nasdaq Global Select Market, subject to certain stated requirements.

On June 14, 2007 Sonic submitted a request to the Panel for an extension of time to comply with the Panel’s stated requirements for Sonic’s continued listing. On June 20, 2007, the Panel granted Sonic’s request for continued listing, subject to the condition that on or before July 23, 2007, Sonic shall file the Third Quarter 10-Q and the 2007 Form 10-K, along with any required restatements of its prior financial statements. In addition, the Panel had previously notified Sonic that it must hold its 2006 annual meeting on or prior to July 23, 2007 in order to remain listed on The Nasdaq Global Select Market. The Panel noted in its June 20, 2007 decision that it had exercised the maximum discretion available to the Panel to grant an extension to Sonic. Sonic is not presently able to determine when it will be in a position to file the Third Quarter 10-Q or the 2007 10-K. Furthermore, Sonic will be unable to hold its 2006 annual meeting on or before July 23, 2007. Sonic plans to request that the NASDAQ Listing and Hearing Review Council call the Panel’s decision for review and in connection with this request grant a stay of delisting of Sonic from The Nasdaq Global Select Market. If the Panel’s decision is called for review and a stay is granted, Sonic would remain listed on The Nasdaq Global Select Market pending the outcome of such review. In the event the Panel decision is not called for review and/or a stay is not granted and Sonic is unable to file the Third Quarter 10-Q and the 2007 10-K and hold its 2006 annual meeting on or before July 23, 2007, Sonic’s securities would be subject to delisting from The Nasdaq Global Select Market.

Sonic Solutions Receives Notice from NASDAQ Due to Late Filing of Form 10-K	page 2

About Sonic Solutions

Sonic Solutions (NASDAQ:SNIC - News; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content from Hollywood to home. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD, HD DVD, and Blu-ray Disc film releases to the award-winning Roxio®-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through Sonic DVD On Demand™, defining new models for the digital distribution of premium Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Sonic DVD On Demand and Roxio are trademarks or registered trademarks of Sonic Solutions or its subsidiaries in the United States and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, our ability to persuade the Panel to grant our request for continued listing on The Nasdaq Global Select Market; our ability to persuade the NASDAQ Listing and Hearing Review Council to call the decision of the Panel for review and to issue a stay of a delisting of our securities from The Nasdaq Global Select Market pending the issuance of a decision; the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded, and the corresponding restatement of our financial statements; other accounting adjustments that may result from review of our financial statements for the periods in question; the ramifications of our inability to file required reports with the SEC on a timely basis; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the review; and negative tax or other implications for the company resulting from the accounting adjustments and other factors.

Sonic Solutions Receives Notice from NASDAQ Due to Late Filing of Form 10-K	page 3

Our Annual Report on Form 10-K for our fiscal year ended March 31, 2006, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other SEC filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

For more information, contact:

Sonic Solutions	StreetSmart Investor Relations

A. Clay Leighton, Chief Financial Officer	Brooke Deterline Phone: 415.893.7824

Phone: 415.893.8000 Fax: 415.893.8008	Anne Leschin Phone: 415.775.1788

Email: clay_leighton@sonic.com	Email: investinsonic@sonic.com